Exhibit 99.1

CONTACT:
Robert Travis	Scott Larson
Investor Relations	Press Inquiries
Sycamore Networks, Inc.	Sycamore Networks, Inc.
978-250-3432	978-250-3433
bob.travis@sycamorenet.com	scott.larson@sycamorenet.com

SYCAMORE NETWORKS, INC. REPORTS THIRD QUARTER FISCAL YEAR

2008 FINANCIAL RESULTS

CHELMSFORD, Mass., May 29, 2008 – Sycamore Networks, Inc. (NASDAQ: SCMR), a leader in intelligent bandwidth management solutions for fixed line and mobile network operators worldwide, today reported its results for the third quarter ended April 26, 2008. Revenue for the third quarter of fiscal 2008 was $21.0 million, compared with $43.6 million for the third quarter of fiscal 2007.

Net loss for the third quarter of fiscal 2008, on a generally accepted accounting principles (“GAAP”) basis, was $2.7 million, or $0.01 per share, compared with net income of $6.7 million, or $0.02 per share for the third quarter of fiscal 2007. Non-GAAP net loss for the third quarter of fiscal 2008 was $0.4 million, or $0.00 per fully diluted share, compared with non-GAAP net income of $8.9 million, or $0.03 per fully diluted share for the third quarter of fiscal 2007. The reconciliation between net income on a GAAP basis and net income on a non-GAAP basis is provided in a table immediately following the Unaudited Non-GAAP Consolidated Statements of Operations included with this release.

Net income for the first nine months of fiscal 2008, on a GAAP basis, was $14.0 million or $0.05 per fully diluted share, compared with a net loss of $7.1 million or $0.03 per fully diluted share for the first nine months of fiscal 2007. Non-GAAP net income for the first nine months of fiscal 2008 was $21.6 million, or $0.08 per fully diluted share, compared with non-GAAP net income of $20.2 million, or $0.07 per fully diluted share for the first nine months of fiscal 2007. The reconciliation between net income (loss) on a GAAP basis and net income (loss) on a non-GAAP basis is provided in a table immediately following the Unaudited Non-GAAP Consolidated Statements of Operations included with this release.

“We are disappointed with our third quarter results,” said Daniel E. Smith, president and chief executive officer. “We remain focused on expanding our customer base, and will continue to focus our development initiatives toward products and features that help our customers meet critical operational challenges and demand for intelligent bandwidth management.”

About Sycamore Networks

Sycamore Networks, Inc. (NASDAQ: SCMR) is a leading provider of intelligent bandwidth management solutions for fixed line and mobile network operators worldwide. From multiservice access networks to the optical core, Sycamore products enable network operators to lower overall network costs, increase operational efficiencies, and rapidly deploy new revenue-generating services. Sycamore’s global customer base includes Tier 1 service providers, government agencies, and utility companies. For more information, please visit www.sycamorenet.com.

Use of Non-GAAP Financial Measures

The Company provides non-GAAP financial data in addition to providing financial results in accordance with generally accepted accounting principles (GAAP). These measures are not in accordance with, or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. The Company believes that the items excluded from the non-GAAP results have one or more of the following characteristics: their magnitude and timing is largely outside of the Company’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual, and the Company does not expect them to occur in the ordinary course of business; or they are non-operational, non-cash expenses involving stock option grants.

The non-GAAP financial data is provided to enhance the reader’s overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expense and income items that the Company believes are not indicative of the Company’s core operating results. In addition, since the Company has historically reported non-GAAP results to the investment community, the Company believes the inclusion of non-GAAP numbers provides consistency in its financial reporting. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. The non-GAAP financial data should be considered in addition to, not as a substitute for or a more appropriate indicator of, operating results, cash flows, or other measures of financial performance prepared in accordance with GAAP.

We wish to caution you that certain matters discussed in this news release constitute forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that actual results or events could differ materially from those stated or implied in the forward-looking statements. These risks and uncertainties include, but are not limited to, the findings, including possible tax liabilities and penalties resulting from the audit of certain of the Company’s income tax returns by the Internal Revenue Service; risks relating to the formal investigation commenced by the Securities and Exchange Commission, such as a civil proceeding which may seek, among other things, injunctive relief and a civil penalty, with respect to certain stock options granted by the Company; the investigation by the U.S. Attorney’s office with respect to stock option matters; and other additional actions and findings that may result from the ongoing investigation into such stock options and the accounting therefore, including the restatement of previously issued financial statements and certain purported shareholder derivative actions filed against the Company and certain of its current and former officers and directors; the Company’s reliance on a limited number of customers; variation in the company’s quarterly results; industry pricing pressures and competitive factors including new product introductions impacting customer orders; the consolidation of both suppliers and customers in the telecommunications marketplace and general economic conditions. Certain additional risks are set forth in more detail in the section entitled “Risk Factors” in the Company’s most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Sycamore Networks, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	Apr 26, 2008	July 31, 2007
Assets
Current assets:
Cash and cash equivalents	$411,777	$249,262
Short-term investments	317,523	658,307
Accounts receivable, net	17,062	30,521
Inventories	22,583	21,715
Prepaids and other current assets	4,344	4,062

Total current assets	773,289	963,867

Property and equipment, net	20,749	19,612
Long-term investments	220,564	17,182
Purchased intangibles, net	9,213	11,411
Goodwill	20,334	20,334
Other assets	720	664

Total Assets	$1,044,869	$1,033,070

Liabilities and Stockholders’ Equity
Current liabilities:
Deferred revenue	$14,256	$9,765
Other current liabilities	21,473	43,931

Total current liabilities	35,729	53,696

Long term deferred revenue	6,165	4,674
Long term liability	1,958	1,651

Total liabilities	43,852	60,021

Common stock	284	280
Additional paid-in capital	2,033,218	2,020,724
Accumulated deficit	(1,033,706)	(1,047,669)
Other equity	1,221	(286)

Total stockholders’ equity	1,001,017	973,049

Total Liabilities and Stockholders’ Equity	$1,044,869	$1,033,070

Sycamore Networks, Inc.

Unaudited Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	Apr 26, 2008	Apr 28, 2007	Apr 26, 2008	Apr 28, 2007
Revenue	$20,966	$43,540	$100,403	$118,008
Cost of revenue	11,248	23,379	51,625	67,825

Gross profit	9,718	20,161	48,778	50,183

Operating expenses:
Research and development	12,232	12,240	34,486	33,379
Sales and marketing	4,980	5,879	15,489	17,810
General and administrative	2,901	6,990	12,367	21,677
Asset impairment	—	—	—	6,555
Restructuring & related impairment	471	—	2,368	—
In-process research and development	—	—	—	12,400

Total operating expenses	20,584	25,109	64,710	91,821

Loss from operations	(10,866)	(4,948)	(15,932)	(41,638)

Interest and other income, net	8,614	11,803	30,908	34,892

Income (loss) before income taxes	(2,252)	6,855	14,976	(6,746)
Income tax expense	491	159	1,012	360

Net income (loss)	$(2,743)	$6,696	$13,964	$(7,106)

Net income (loss) per share:
Basic	$(0.01)	$0.02	$0.05	$(0.03)
Diluted	$(0.01)	$0.02	$0.05	$(0.03)
Weighted average shares outstanding:
Basic	283,164	279,664	282,197	279,557
Diluted	283,164	282,276	284,333	279,557

Sycamore Networks, Inc.

Unaudited Non-GAAP Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	Apr 26, 2008	Apr 28, 2007	Apr 26, 2008	Apr 28, 2007
Revenue	$20,966	$43,540	$100,403	$118,008
Cost of revenue	11,077	23,296	51,180	66,415

Gross profit	9,889	20,244	49,223	51,593

Operating expenses:
Research and development	11,751	11,666	33,234	32,066
Sales and marketing	4,683	5,697	14,678	15,722
General and administrative	1,929	5,609	9,458	17,761

Total operating expenses	18,363	22,972	57,370	65,549

Income/Loss from operations	(8,474)	(2,728)	(8,147)	(13,956)
Interest and other income, net	8,614	11,803	30,908	34,892

Income before income taxes	140	9,075	22,761	20,936
Income tax expense	518	210	1,187	767

Net income	$(378)	$8,865	$21,574	$20,169

Net income per share:
Basic	$(0.00)	$0.03	$0.08	$0.07
Diluted	$(0.00)	$0.03	$0.08	$0.07
Weighted average shares outstanding:
Basic	283,164	279,664	282,197	279,557
Diluted	283,164	282,276	284,333	282,236

Sycamore Networks, Inc.

Reconciliation of GAAP to Non-GAAP Net Income

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	Apr 26, 2008	Apr 28, 2007	Apr 26, 2008	Apr 28, 2007
GAAP net income (loss)	$(2,743)	$6,696	$13,964	$(7,106)

Stock-based compensation expense:
Cost of revenue	171	83	445	296
Research and development	481	574	1,252	1,313
Sales and marketing	297	182	811	2,088
General and administrative	245	207	712	885

Total stock based compensation expense	1,194	1,046	3,220	4,582
Asset impairment charge and related inventory commitment charges:
Operating expense	—	—	—	6,555
Cost of revenue	—	—	—	1,114
In-process research and development	—	—	—	12,400
Amortization of purchased intangible assets	727	1,174	2,197	3,031
Restructuring and other asset impairments:
Operating expense	471	—	2,368	—
Cost of revenue	—	—	—	—
Tax effect	(27)	(51)	(175)	(407)

Non-GAAP net income	$(378)	$8,865	$21,574	$20,169